CALL OPTION AGREEMENT

      Call Option Agreement (this "Agreement"), dated as of October 16, 2002, between Regency Affiliates, Inc. ("Regency"), a Delaware corporation, and Statesman Group, Inc. ("Statesman"), an international business corporation organized under the laws of the Bahamas.

      WHEREAS: Statesman currently owns 200 shares (the "NRDC Shares") of common stock, par value $.001 per share, of National Resource Development Corporation ("NRDC"); and

      WHEREAS: Pursuant to that certain Option Exercise Agreement (the "Option Agreement"), dated October 15, 2001, Statesman issued to Regency that certain Promissory Note of Statesman, dated October 15, 2001, in the principal amount of $2,440,000 (the "Note"), the obligations under which are secured by the Pledge Agreement referred to in the Note (the "Pledge Agreement"); and

      WHEREAS, Regency desires to acquire, and Statesman desires to grant to Regency, a three-year option to acquire the NRDC Shares upon the terms and conditions set forth in this Agreement.

      NOW, THEREORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. From and after the date hereof until the third anniversary of the date hereof Regency shall have the option (the "Option"), exercisable by delivery of written notice to Statesman, to require Statesman to sell to Regency, ten days following the date of such notice, all, but not less than all, of the NRDC Shares, in exchange for the delivery to Statesman of the Amended Note (as defined below) for cancellation. Regency hereby acknowledges that, upon exercise of the Option (the "Exercise Time") and delivery of the Amended Note to Statesman (the "Delivery Time"), no further obligations will be due and owing to Regency under the Amended Note and that Regency's lien on the Collateral (as defined in the Pledge Agreement) pursuant to the Pledge Agreement will at such time be automatically terminated and all Collateral in Regency's possession shall be delivered to, or in accordance with the instructions of, Statesman. The parties hereby agree that upon the Delivery Time, the Pledge Agreement shall be automatically terminated in all respects.

      2. As consideration for the Option, Regency shall on the date hereof (i) exchange the Note for an Amended and Restated Promissory Note from Statesman in the form of Annex A hereto (the "Amended Note"), (ii) enter into Amendment No. 1 to the Pledge Agreement in the form of Annex B hereto, (iii) transfer to Statesman all of its rights, title and interest in and to the office furniture and equipment listed on Annex C hereto and (iv) pay to Statesman $250,000 cash.

      3. Statesman hereby represents and agrees that (i) it is, and at the Exercise Time it will be, the legal and record owner of the NRDC Shares, (ii) it owns, and at the Exercise Time it will own, the NRDC Shares free and clear of any and all encumbrances and adverse claims, (iii) the NRDC Shares represent all of the shares of NRDC owned by Statesman, (iv) the NRDC Shares represent 20% of the issued and outstanding shares of common stock of NRDC (on a fully diluted basis), and (v) that it is, and at the Exercise Time it will be, authorized to transfer the NRDC Shares to Regency without the consent of, or notice to, any person.

      4. The parties hereby agree that the Option Exercise Agreement is hereby terminated.

      5. This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended, modified, or supplemented in any respect except by the written agreement of the parties hereto. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware. This agreement shall be binding upon and inure to the benefit of the representatives, successors and assigns of each of the parties hereto.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first written above.

                                          REGENCY AFFILIATES, INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          STATESMAN GROUP, INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


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

The annexes to this document are either filed as separate exhibits to this Form 8-K or omitted.


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